UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2002

TRICO MARINE SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)		70363 (Zip Code)

(504) 851-3833
(Registrant's telephone number, including area code)

Item 5.            Other Events.

            On October 22, 2002, Trico Marine Services, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.            Financial Statements and Exhibits.

(a)        Exhibits.

99

Press release issued by Trico Marine Services, Inc. announcing that it will record a non-cash charge of approximately $22.7 million to its third quarter 2002 earnings through the establishment of a valuation allowance against its deferred tax assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By: /s/ Kim E. Stanton
Kim E. Stanton
Chief Accounting Officer, and duly authorized officer

Dated: October 23, 2002